Exhibit 99.1

AVERION ANNOUNCES ORGANIZATIONAL REALIGNMENT
Financial Restructuring Underway

SOUTHBOROUGH, MA., July 29, 2009 — Averion International Corp. (OTC BB: AVRO), a full- service international clinical research organization (CRO) specializing in oncology, cardiovascular diseases and medical devices, today appointed Peter Gonze as President and announced the appointment of James McGuire as Chairman of the Board of Directors. Dr. Markus Weissbach, who has been the CEO of Averion since the Hesperion acquisition in October 2007, moves to the position of Executive Chairman, reporting directly to Mr. McGuire, His responsibilities will include strategy and planning for Averion. Dr. Weissbach will also continue to provide support for key client activities, including the expansion of the cardiovascular practice. Dr. Philip Lavin, formerly Executive Chairman, also reports directly to Mr. McGuire with the title of Founder and Vice Chairman of the Board; he will continue to focus on client support inclusive of medical devices and regulatory interactions.

Mr. Gonze, who joined the Company as Executive Vice President, Global Business Development in August 2008, will be responsible for global operations and business development activities of the Company. Mr. McGuire, who has extensive experience assisting high growth organizations over the last thirty years, will oversee the strategic direction of the Company. Mr. McGuire was formerly the president of private equity investor NJK Holding Corporation, which is an affiliate of Cumulus Investors, LLC, the second largest stakeholder in Averion.

Averion has reached an agreement in principle with its senior debt holders to modify the terms of certain interest payments that are due in order to preserve working capital for the growth of the business and strengthen the long term growth prospects of the Company. Averion has no bank debt and its senior note holders own a majority of the Company’s common stock. The senior debt holders include ComVest Investment Partners II, LLC, Cumulus, Dr. Philip Lavin, and Dr. Gene Resnick, a founder of the one the Averion’s predecessor companies.

The Company expects to announce its second quarter earnings during the week of August 10th. On a preliminary basis, subject to review by the Company’s outside auditors, the Company expects to report continued growth in several key business metrics including new business signings, cash flow from operations, and net operating income despite the inclusion of certain non-cash charges in these financial results.

Dr. Philip Lavin commented, “Averion made a strategic decision several years ago to align its interests with several strategic private equity investors with a long term focus in building a high quality global CRO focused on specialized therapeutic sectors. We are pleased to have the continued support of our original and current investors as we execute the next phase in the emergence of Averion as a key player in providing customized product development services to the pharmaceutical, biotechnology and medical device industries”.

About Averion International Corp:

Averion International Corp. is a full-service international clinical research organization (CRO) with proven expertise in supporting global clinical trials for pharmaceutical, biotechnology and medical device companies. The Company has a therapeutic focus in oncology, cardiovascular diseases and medical devices. Averion’s core competencies are in FDA and product registration support, site selection, project management, medical and site monitoring, data management, biometrics, pharmacovigilance, medical writing, and full clinical trial management services throughout the clinical trials lifecycle. The Company has supported over 60 FDA approvals representing PMAs, BLAs, and NDAs.

Averion is headquartered in Southborough, Mass., with European operations based in Basel, Switzerland. Averion has additional U.S. offices in California, Maryland and New York; and additional offices outside the U.S. in France, the Netherlands, the United Kingdom, Poland, Czech Republic, Russia, Israel, Germany, Austria, and Ukraine. We have additional operation centers in Slovakia and Hungary, and research partnerships in India, Asia and South America. For more information, visit www.averionintl.com.

Forward-Looking Statement
Statements contained in this press release that are not historical information are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “project,” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected or implied. Those risks and uncertainties include, but are not limited to: our ability to attract, retain or integrate key personnel, including scientific and technical personnel; the termination, modification or delay of contracts which would, among other things, adversely impact our recognition of revenue included in backlog and our cash-on-hand; risks associated with our pursuit of strategic acquisitions or investment in new markets; our ability to acquire and integrate new businesses; our dependence on certain industries and clients; our ability to adequately protect sensitive patient information and confidential information of clients; our ability to keep pace with rapid technological changes; fluctuation in our operating results; our ability to service our outstanding debt and comply with requirements, including financial covenants, associated with that debt; our ability to recruit suitable volunteers for the clinical trials of our clients; our exposure to exchange rate fluctuations and international economic, political and other risks; our ability to develop and market new services in the U.S., Europe and internationally; the highly competitive nature of our market; our exposure to changes in outsourcing trends in the pharmaceutical and biotechnology industries; the impact of government regulation on our business; whether we can achieve and maintain effective internal controls; and other risks. Certain of these risks and uncertainties, in addition to other risks, are more fully described in the Company’s annual report on Form 10-KSB for the period ending December 31, 2008 and in the Company’s other periodic reports filed with the Securities and Exchange Commission. These forward-looking statements are made only as of the date of this press release, and the Company assumes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events, or otherwise.

Media Contact:
Gillian Dellacioppa (gillian.dellacioppa@averionintl.com)
Averion International Corp.
(508) 597-6000

Investor Contact:
Lawrence R. Hoffman (larry.hoffman@averionintl.com)
Averion International Corp.
(508) 597- 6000

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